SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                             THERMOQUEST CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-14262                           77-0407461
(State or other                (Commission                    (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)



2215 Grand Avenue Parkway
Austin, Texas                                                     78728-3812
(Address of principal executive offices)                          (Zip Code)


                                 (512) 251-1400
                         (Registrant's telephone number
                              including area code)


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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to ThermoQuest Corporation's annual report on Form 10-K for the year ended January 3, 1998. These include risks and uncertainties relating to: competition and technological change, intellectual property rights and litigation, dependence on certain key industries, the possible effects of changes in regulations, ThermoQuest Corporation's acquisition strategy, international operations, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On September 29, 1998, ThermoQuest Corporation ("ThermoQuest") issued a press release announcing that it will incur approximately $4.2 million in pretax restructuring and other charges in the third quarter, ending October 3, 1998. ThermoQuest will incur approximately $3.5 million in severance expenses resulting from an approximate two percent reduction of its workforce (approximately 50 employees). In addition, ThermoQuest will record a $0.7 million charge relating to the closure of a facility. These charges will reduce ThermoQuest's third quarter 1998 diluted earnings per share by approximately $.05. ThermoQuest estimates that these actions will result in 1999 operating savings of approximately $3 million.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                          THERMOQUEST CORPORATION


                                          By:   /s/ Kenneth J. Apicerno
                                                Kenneth J. Apicerno
                                                Treasurer